Exhibit 10.1

BANCFIRST CORPORATION Employee Stock OWNERSHIP PLAN

2018 AMENDMENT Number one

ARTICLE I.

PURPOSE AND EFFECITVE DATE

1.1              Purpose and Explanation of Amendment. BancFirst Corporation (“BancFirst”) is the Sponsor of the BancFirst Corporation Employee Stock Ownership Plan (the “ESOP”). BancFirst intends to amend the ESOP to provide for eligibility of employees of First Bank & Trust Company of Wagoner (“First Bank-Wagoner”) and First Bank of Chandler.

1.2              Effective date of Amendment. This Amendment is effective as indicated herein.

1.3              Superseding of inconsistent provisions. This Amendment supersedes the provisions of the ESOP to the extent those provisions are inconsistent with the provisions of this Amendment.

1.4              Construction. Except as otherwise specifically provided in this Amendment, any reference to “Article” or “Section” in this Amendment refers only to Articles and Sections within this Amendment, and is not a reference to the ESOP.

ARTICLE II.

SERVICE CREDIT OF EMPLOYEES

2.1              Effective date. The provisions of this Article II shall be effective as of the date BancFirst became sole shareholder of First Bank-Wagoner and First Bank of Chandler, January 12, 2018.

2.2              Participation. First Bank of Chandler shall be permitted to be a participating employer in the ESOP effective as of January 12, 2018.

2.3              Eligibility and Vesting Service Credit for Employees. Notwithstanding, with respect to persons who are employed by First Bank-Wagoner as of January 12, 2018 and continue such employment after such date, subject to the ESOP’s break in service provisions, employment service with First Bank-Wagoner shall be counted as employment service under the ESOP for purposes of determining eligibility to participate and vesting.

2.4              Eligibility and Vesting Service Credit for Employees First Bank of Chandler. Notwithstanding, with respect to persons who are employed by First Bank of Chandler as of January 12, 2018 and continue such employment after such date, subject to the ESOP’s break in service provisions, employment service with First Bank of Chandler shall be counted as employment service under the ESOP for purposes of determining eligibility to participate and vesting.

ARTICLE III.

ALLOCATION OF CONTRIBUTIONS

For purposes of allocating Employer Contributions under the ESOP, (i) the Compensation of participants who become eligible to participate in the ESOP pursuant to Section 2.3 above shall only include Compensation paid on or after January 1, 2018 and (ii) the Compensation of participants who become eligible to participate in the ESOP pursuant to Section 2.4 shall include Compensation paid on or after January 1, 2018.

ARTICLE IV.

REQUIRED ARBITRATION OF CLAIMS

Article VIII of the ESOP’s governing document is amended to include the following additional section:

9.11       Arbitration. Any claim, controversy or cause of action (collectively “Claims”) asserted by a Plan Participant or Beneficiary occurring on or after the Effective Date of the Plan and arising from or related to the Plan or its operation including without limitation –

(i)         Claims that have been subject to the procedures set forth in Subsection 8.6;

(ii)        Claims for breach of any duty under applicable law including without limitation Claims made pursuant to Section 502 of ERISA, or

(iii)       Claims related to the existence, scope or validity of this amendment,

shall be submitted to arbitration in accordance with the Expedited Labor Arbitrations rules of the American Arbitration Association (the “AAA”). All arbitration proceedings shall be held in Oklahoma City, Oklahoma. The administrative fees of the AAA and the fees of the arbitrator shall be borne by the Plan Administrator.

The procedure specified in this subsection shall be the sole and exclusive procedure available to a Participant or Beneficiary who is dissatisfied with a determination or a benefit award or who is otherwise adversely affected by an action by the Plan Administrator, the Trustee, or any other fiduciary or party in interest with respect to the Plan.

No arbitration proceeding hereunder shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of other Plan Participants or Beneficiaries or persons similarly situated, and no arbitration proceeding hereunder shall be consolidated with, or joined in any way, with any other arbitration proceeding. All Claims must be made on an individual basis and no Claim can be made as a plaintiff or class member on a joint, collective or class action basis in any purported class or representative action.

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This Section 9.11 shall be effective as of January 1, 2018.

This amendment has been executed this 12th day of February, 2018.

BANCFIRST CORPORATION

By: /s/ Randy Foraker
Name: Randy Foraker
Title: EVP & Secretary

EMPLOYER

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